EX-99.4.b.

Contract Schedule

Owner:	[John Doe]	Contract Number:	[??687456]
[Joint Owner:	[Jane Doe]]	Issue Date:	[04/15/10]
Annuitant:	[John Doe]	Earliest Annuity Date:	[Issue Date + 13 months]
Annuitant’s Age and		Scheduled Annuity Date:	[04/15/65]
Gender:	[35 Male]
Maximum Issue Age:	[75]

Purchase Payments
Initial Purchase Payment:	$[75,000]
Minimum Required Purchase Payment:	$[75,000]
Minimum Additional Purchase Payment:	$[50]
Maximum Total Purchase Payments:	$1 million; higher amounts may be accepted with our approval

Transfers
Number of Free Transfers Permitted:	12 each Contract Year
Transfer Fee:	$25 for each Transfer in excess of the free Transfers permitted

Contract Charges
[Portfolio Choice Account Fee:	[0.35]%]
[Heritage Account Fee:	[0.85]%]
[Maximum Heritage Account Fee:	[1.75]%]
[Maximum Change Percentage:	[0.25]%]
Contract Maintenance Charge:	$[50.00] each Contract Year
Designated Amount:	$[100,000]

Withdrawals
Minimum Partial Withdrawal:	$[500]
Minimum Required Value:	$[2,000]

Annuity Payments
Minimum Annuity Payment:	$[100]
Annuity Mortality Table:	[Annuity 2000 Mortality Table]
Minimum Annual Annuity Payment Rate:	[1]%
If you elect to take Annuity Payments, you must move your Retirement Protection Account Value to the [Portfolio Choice] [Heritage] Account, and the Retirement Protection Account Rider will terminate on the Business Day before the Annuity Date.

Guaranteed Purchase Rate Table
Upon request, we will furnish rates for ages and guaranteed periods not shown.

Annuity Options - Guaranteed monthly annuity payments per $1,000
	Option 1		Option 2				Option 3	Option 4	Option 5
			10-year guaranteed period		20-year guaranteed period		100% joint and survivor	10-year guaranteed period
Age on Annuity Date	Male	Female	Male	Female	Male	Female	Male & Female Same Age	Male & Female Same Age	Male	Female
30	[2.08	1.97	2.08	1.97	2.07	1.97	1.84	1.84	2.00	1.92
40	2.45	2.29	2.45	2.29	2.42	2.28	2.10	2.10	2.29	2.19
50	3.02	2.78	3.00	2.77	2.92	2.73	2.49	2.49	2.70	2.57
60	3.95	3.57	3.87	3.53	3.59	3.37	3.12	3.11	3.29	3.14
70	5.66	5.03	5.28	4.83	4.24	4.13	4.22	4.20	4.18	4.00
80	8.93	8.09	7.07	6.79	4.55	4.53	6.37	6.04	5.54	5.38
90	15.24	14.64	8.36	8.30	4.59	4.59	10.68	7.98	7.66	7.50]

S40861-NY [Base]

Retirement Protection Account Contract Schedule

Owner:	[John Doe]	Contract Number:	[??687456]
[Joint Owner:	[Jane Doe]]	Issue Date:	[04/15/10]
Annuitant:	[John Doe]	Latest Birthday:	[91st] birthday
Covered Person:	[John Doe]	Latest Contribution
		Birthday:	[81st] birthday

Contract Charges
Retirement Protection Account Fee:	[1.05]%
Maximum Retirement Protection Account Fee:	[1.75]%
Maximum Change Percentage:	[0.25]%

Lifetime Income Payments
This feature may have limited usefulness in connection with contracts funding tax-qualified arrangements because partial withdrawals taken to satisfy the minimum distribution requirements before the Benefit Election Date may reduce the Benefit Base. Please consult your tax advisor.

Exercise Ages:	On the Benefit Election Date, the Covered Person must be at least age [65], and cannot be age [91] or older
Payment Date Requirements:	[1st to the 28th] of a calendar month. The earliest Payment Date is the [Benefit Election Date], and the latest Payment Date is [28 days after the Benefit Election Date].
Minimum Lifetime Income Payment:	$[100]

Annual Maximum Lifetime Income Payment Table
Current Ten-year U.S. Constant Maturity Treasury rate	Payment percentage
[0.00% to 3.49%	4%]
[3.50% to 4.99%	5%]
[5.00% and above	6%]

S40865-NY                                                                                                                                                     [Ret Protection 08.12]

Investment Options Contract Schedule

Owner:	[John Doe]	Contract Number:	[??687456]
[Joint Owner:	[Jane Doe]]	Issue Date:	[04/15/10]
Annuitant:	[John Doe]
Covered Person:	[John Doe]

Allocation Guidelines:
Currently, you can select up to [15] of the Investment Options in each Account.  We guarantee that you can select at least [5] Investment Options in each Account and that number will never decrease after the Issue Date.  Allocations must be made in whole percentages.

[Investment Option restrictions for allocating and rebalancing the Portfolio Choice Account Value:
[No restrictions and no required rebalancing]
[Group 1: no more than [0]% of total Portfolio Choice Account Value]
[Group 2:  no more than [0]% of total Portfolio Choice Account Value]
[Combined Group 1 and Group 2:  no more than [0]% of total Portfolio Choice Account Value]
[Combined Group 1 and Group 3:  no more than [0]% of total Portfolio Choice Account Value]
[Combined Group 2 and Group 3:  no more than [0]% of total Portfolio Choice Account Value]
[Group 3:  up to [0]% of total Portfolio Choice Account Value]
[Group 3:  no less than [0]% of total Portfolio Choice Account Value]]

[Portfolio Choice Account Investment Options
Variable Account:  [Allianz Life of NY Variable Account C]]
[Investment Options
AZL BlackRock Capital Appreciation Fund	AZL Van Kampen Equity and Income Fund
AZL Columbia Mid Cap Value Fund	AZL Morgan Stanley Global Real Estate Fund
AZL Columbia Small Cap Value Fund	AZL Van Kampen Growth and Income Fund
AZL Davis NY Venture Fund	AZL Morgan Stanley International Equity Fund
AZL Dreyfus Equity Growth Fund	AZL Morgan Stanley Mid Cap Growth Fund
AZL MFS Value Fund	BlackRock Global Allocation VI Fund
AZL Franklin Small Cap Value Fund	Franklin High Income Securities Fund
AZL Franklin Templeton Founding Strategy Plus Fund	Franklin Strategic Income Securities Funds
AZL Fusion Balanced Fund	Franklin Templeton VIP Founding Funds Allocation Fund
AZL Fusion Conservative Fund	Franklin U.S. Government Fund
AZL Fusion Growth Fund	Mutual Shares Securities Fund
AZL Fusion Moderate Fund	PIMCO VIT All Asset Portfolio
AZL Gateway Fund	PIMCO VIT CommodityRealReturn Strategy Portfolio
AZL International Index Fund	PIMCO VIT Emerging Markets Bond Portfolio
AZL JPMorgan US Equity Fund	PIMCO VIT Global Bond Portfolio (Unhedged)
AZL MFS Investors Trust Fund	PIMCO VIT Global Multi-Asset Portfolio
AZL Mid Cap Index Fund	PIMCO EqS Pathfinder Portfolio
AZL Money Market Fund	PIMCO VIT High Yield Portfolio
AZL Invesco International Equity Fund	PIMCO VIT Real Return Portfolio
AZL Allianz AGIC Opportunity Fund	PIMCO VIT Total Return Portfolio
AZL Russell 1000 Growth Index Fund	Templeton Global Bond Securities Fund
AZL Russell 1000 Value Index Fund	Templeton Growth Securities Fund
AZL Schroder Emerging Markets Equity Fund	Invesco V.I. Balanced-Risk Allocation Fund
AZL Small Cap Stock Index Fund	Ivy Funds VIP Asset Strategy Portfolio
AZL Turner Quantitative Small Cap Growth Fund	Legg Mason Dynamic Multi-Strategy VIT Portfolio
AZL Invesco Equity and Income Fund	AZL Invesco Growth and Income Fund
Franklin Income Securities Fund	BlackRock Equity Dividend V.I. Fund
T. Rowe Price Equity Income Portfolio	AZL Dreyfus Research Growth Fund
AZL S&P 500 Index Fund	Ivy Funds VIP Growth Portfolio
Dreyfus VIF Appreciation Portfolio	Legg Mason ClearBridge Variable Aggressive Growth Portfolio
Franklin Rising Dividends Securities Fund	T. Rowe Price Blue Chip Growth Portfolio

S40866-NY

Fidelity VIP Mid Cap Portfolio	AZL JPMorgan International Opportunities Fund
Invesco Van Kampen V.I. American Value Fund	AZL NFJ International Value Fund
Ivy Funds VIP Mid Cap Growth Portfolio	Lazard Retirement International Equity Portfolio
AZL Federated Clover Small Value Fund	MFS VIT II International Value Portfolio
AZL Oppenheimer Discovery Fund	Oppenheimer International Growth Fund/VA
Lazard Retirement U.S. Small-Mid Cap Equity Portfolio	Fidelity VIP Strategic Income Portfolio
Eaton Vance VT Floating-Rate Income Fund	JPMorgan Insurance Trust Core Bond Portfolio
Fidelity VIP Emerging Markets Portfolio	MFS VIT Research Bond Portfolio
PIMCO VIT Unconstrained Bond Portfolio	Ivy Funds VIP Science and Technology Portfolio
Ivy Funds VIP Energy Portfolio	MFS VIT Utilities Portfolio
Ivy Funds VIP Global Natural Resources Portfolio	T. Rowe Price Health Sciences Portfolio]

[Investment Option restrictions for allocating and rebalancing the Heritage Account Value:
[Group 1: no more than [15]% of total Heritage Account Value]
[Group 2:  no more than [0]% of total Heritage Account Value]
[Combined Group 1 and Group 2:  no more than [50]% of total Heritage Account Value]
[Combined Group 1 and Group 3:  no more than [0]% of total Heritage Account Value]
[Combined Group 2 and Group 3:  no more than [0]% of total Heritage Account Value]
[Group 3:  up to [0]% of total Heritage Account Value]
[Group 3:  no less than [50]% of total Heritage Account Value]]

[Heritage Account Investment Options
Variable Account:  [Allianz Life of NY Variable Account C]]

[Group 1 Investment Options	Group 3 Investment Options
AZL Schroder Emerging Markets Equity Fund	AZL Money Market Fund
AZL Small Cap Stock Index Fund	Franklin High Income Securities Fund
AZL Morgan Stanley Global Real Estate Fund	Franklin U.S. Government Fund
PIMCO VIT CommodityRealReturn Strategy Portfolio	PIMCO VIT Global Bond Portfolio (Unhedged)
PIMCO VIT Emerging Markets Bond Portfolio	PIMCO VIT High Yield Portfolio
PIMCO VIT Real Return Portfolio
Group 2 Investment Options	PIMCO VIT Total Return Portfolio
AZL Gateway Fund	Templeton Global Bond Securities Fund
AZL International Index Fund	PIMCO VIT Unconstrained Bond Portfolio]
AZL Mid Cap Index Fund
AZL Russell 1000 Value Index
AZL Russell 1000 Growth Index
BlackRock Global Allocation VI Fund
PIMCO VIT Global Multi-Asset Portfolio

[Investment Option restrictions for allocating and rebalancing the Retirement Protection Account Value:
[Group 1: no more than [15]% of total Retirement Protection Account Value]
[Group 2:  no more than [0]% of total Retirement Protection Account Value]
[Combined Group 1 and Group 2:  no more than [50]% of total Retirement Protection Account Value]
[Combined Group 1 and Group 3:  no more than [0]% of total Retirement Protection Account Value]
[Combined Group 2 and Group 3:  no more than [0]% of total Retirement Protection Account Value]
[Group 3:  up to [0]% of total Retirement Protection Account Value]
[Group 3:  no less than [50]% of total Retirement Protection Account Value]]

[Retirement Protection Account Investment Options
Variable Account:  [Allianz Life of NY Variable Account C]]

[Group 1 Investment Options	Group 3 Investment Options
AZL Schroder Emerging Markets Equity Fund	AZL Money Market Fund
AZL Small Cap Stock Index Fund	Franklin High Income Securities Fund
AZL Morgan Stanley Global Real Estate Fund	Franklin U.S. Government Fund
PIMCO VIT CommodityRealReturn Strategy Portfolio	PIMCO VIT Global Bond Portfolio (Unhedged)

S40866-NY

PIMCO VIT Emerging Markets Bond Portfolio	PIMCO VIT High Yield Portfolio
PIMCO VIT Real Return Portfolio
Group 2 Investment Options	PIMCO VIT Total Return Portfolio
AZL Gateway Fund	Templeton Global Bond Securities Fund
AZL International Index Fund	PIMCO VIT Unconstrained Bond Portfolio]
AZL Mid Cap Index Fund
AZL Russell 1000 Value Index
AZL Russell 1000 Growth Index
BlackRock Global Allocation VI Fund
PIMCO VIT Global Multi-Asset Portfolio

S40866-NY